SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)September 30,1997




                       VSI HOLDINGS, INC.
	(Exact name of Registrant as specified in its charter)




     Georgia                  1-12942             22-2135522
(State or other jurisdic-  (Commission File   (I.R.S. Employer
  tion of organization)         Number)       Identification No.)





         4900 Highlands Parkway
         Smyrna, Georgia                                 30082
(Address of Principal Executive Offices)               (Zip Code)





Registrant's telephone number, including area code (770) 432-0636

Item 1.	Changes in Control of Registrant.

		None.


Item 2.	Acquisition or Disposition of Assets.

The Board of Directors of VSI Holdings, Inc. and Visual Services, Inc. have approved the business combination of the respective companies.

Visual Services, Inc. will become a subsidiary and will be incorporated into the Business Services Group of VSI Holdings, Inc.
Visual Services, Inc. has revenue of approximately $100 million for the fiscal year ending September 30, 1997. It employs over 1,000 professionals in providing a broad range of training and educational services, telemarketing, data base management, internet web site development, direct response, and direct customer service. It is a significant provider of change process education, operational skills and product training to work forces utilizing print, video, computer-assisted programming, interactive distance learning systems and training centers.

Clients are predominantly North American, Asian, and European auto manufacturers and their respective dealer distribution systems within the
U. S. The company has offices in Michigan, California, and the United Kingdom.

VSI Holdings, Inc. will issue approvimately 14,285,000 shares of its common stock in a tax free exchange for all the outstanding stock of Visual Services, Inc. The transaction will be accounted for on a "pooling of interest" basis effective September 30, 1997. For the year ended
September 30, 1996, Visual Services, Inc. had earnings before interest, taxes, depreciation and amortization (EBITDA) of $9,600,000 on sales of $93,800,000.

VSI Holdings, Inc. consists of the wholly-owned subsidiaries Advanced Animations (AAI), a manufacturer of animatronic figures;
BKNT Retail Stores, Inc. (RSI) operations d/b/a Dress Code, a women's apparel retailer; and Vispac, Inc., a distribution logistics provider. With this acquisition, VSI Holdings, Inc. projects 1997 combined revenues of $145,000,000. Outstanding shares after this transaction are 32,627,000.


Item 3.	Bankruptcy or Receivership.

		None.

Item 4.	Changes in Registrant's Certifying Accountant.

		None.


Item 5.	Other Events.

		None.

Item 6.	Resignations of Registrant's Directors.

		None.

Item 7.	Financial Statements and Exhibits.

   Exhibit 7.4.    Consent of Independent Public Accountants.

           7.5. Visual Services, Inc. Financial Report for Fiscal Year Ended September 30, 1996.

           7.6.    Pro Forma Financial Data.

The following pro forma financial statements for the year ended September
30, 1996 indicate how the transaction might have affected historical financial statements if the transaction had been consummated at an earlier time.

The pro forma financial statements have been adjusted to reflect a provision for taxes and the utilization of tax loss carryforwards available to the combined entities.


Item 8.	Change in Fiscal Year.

		None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   VSI Holdings, Inc.
						     Registrant




September 30, 1997				/S/Harold D. Cannon
                         Harold D. Cannon,Secretary

                               Exibit 7.4


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the inclusion of our review report dated September 30, 1996 on the financial statements of Visual Services, Inc. in the form 8K of VSI Holdings, Inc. for the period ended September 30, 1997.







Ann Arbor, Michigan
September 25, 1997

                      Independent Auditor's Report


Board of Directors
Visual Services, Inc.


We have audited the accompanying combined balance sheet of Visual Services, Inc. and VSI-AA, L. L. C. (a limited liability company doing business as Advanced Animations) as of September 30, 1996 and the related combined statements of income, changes in stockholders? and members? equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies? management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Visual Services, Inc. and Advanced Animations at
September 30, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.












December 20, 1996

                         VISUAL SERVICES, INC.
                        COMBINED BALANCE SHEET
                          SEPTEMBER 30, 1996


ASSETS





CURRENT ASSETS


Cash                                                      $100,735
Cash in escrow (Note 1)                                    698,771
Accounts and notes receivable:
 Trade accounts receivable (less allowance
 for doubtful accounts of $100,000):
       Billed                                           20,678,684
       Unbilled                                          6,298,011
Notes receivable and advances - Related parties
(Note 4)                                                 1,974,741
Inventory                                                  325,500
Accumulated costs of uncompleted programs                3,695,309
Other current assets                                       266,885

       Total current assets                             34,038,636

LONG-TERM PORTION OF NOTES RECEIVABLE AND ADVANCES -
Related parties (Note 4)                                 5,050,145

PROPERTY, PLANT AND EQUIPMENT (Note 5)                   7,724,104

OTHER ASSETS                                             1,108,646

       Total assets                                    $47,921,531


        LIABILITIES AND STOCKHOLDERS? AND MEMBERS? EQUITY

CURRENT LIABILITIES
Bank overdraft                                         $ 3,417,268
Trade accounts payable                                   7,443,176
Notes payable to related parties (Note 6)                  356,736
Notes payable to bank (Note 6)                           7,813,000
Accrued liabilities                                      2,332,298
Declared distributions to stockholders and members       2,641,931
Advances from customers for uncompleted projects         2,150,669

        Total current liabilities                       26,155,078

    STOCKHOLDERS? AND MEMBERS? EQUITY (Notes 8 and 9)   21,766,453

Total liabilities and stockholders'and members' equity $47,921,531

                         VISUAL SERVICES, INC.
                    COMBINED STATEMENT OF INCOME
                         SEPTEMBER 30, 1996


REVENUE

Net sales                                              $98,805,264
Other income                                               336,210

              Total revenue                             99,141,474

Program costs                                           39,513,108

              Net revenue                               59,628,366


EXPENSES
Salaries and wages                                      36,889,166
Payroll and other taxes                                  2,831,785
Employee benefits                                        1,617,618
Office and equipment rentals                             2,015,833
Speculative art                                            451,556
Depreciation and amortization                            2,365,116
Other selling, administrative, promotion and general
expenses                                                 4,913,638

              Total expenses                            51,084,712


OPERATING INCOME                                         8,543,654


OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment
(Note 1)                                                  (335,412)
Loss on sale of property, plant and equipment              (13,809)
Interest income                                            681,578
Interest expense                                        (1,125,824)


NET INCOME                                              $7,750,187

                          VISUAL SERVICES, INC.
                   COMBINED STATEMENT OF CHANGES IN
                  STOCKHOLDERS? AND MEMBERS? EQUITY
                    YEAR ENDED SEPTEMBER 30, 1996

VISUAL SERVICES, INC.
COMMON STOCK

BALANCE - September 30, 1995
                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
11,694  $11,694  $1,073,722  $ (23,854)    $13,395,065  $14,456,627

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
$ 1,860,439      $1,329,323    $17,646,389


Net income for the year ended September 30, 1996
                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
  -        -         -            -         $6,210,109  $ 6,210,109

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
$ 1,540,078          -        $ 7,750,187


Redemption of stock (Note 8)
                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
 (75)     (75)    (22,641)     23,854        (90,460)    (89,322)

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
     -               -           (89,322)


Distributions to stockholders (Note 9)
                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
  -        -         -            -         (3,356,352)  (3,356,352)

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
     -               -          (3,356,352)
                                  -8-


Distributions to members (Note 9)

                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
  -        -         -            -              -           -

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
 (1,920,210)      1,735,761     (184,449)


BALANCE - September 30, 1996

                 Additional    Stock                      Total
                  Paid-In    Subscriptions   Retained   Stockholders
Shares   Amount   Capitol     Receivable     Earnings     Equity
$11,619  $11,619 $1,051,081       -         $16,158,362  $17,221,062

  Advanced                       Total
 Animations                    Stockholders
   Members                     And Members
   Equity       Eliminations      Equity
 $1,480,307      $3,065,084     $21,766,453

                         VISUAL SERVICES, INC.
                  COMBINED STATEMENT OF CASH FLOWS
                    YEAR ENDED SEPTEMBER 30, 1996

CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                               $7,750,187
Adjustments to reconcile net income to net cash from
operating activities:
Depreciation and amortization                             2,365,116
Equity in earnings of unconsolidated investment             335,412
Loss on sale of property, plant and equipment                13,809
Bad debt expense                                            100,000

Changes in assets and liabilities:
  Decrease in accounts receivable                         2,513,172
  Decrease in inventory                                      10,078
  Decrease in accumulated costs of uncompleted programs   1,843,979
  Decrease in other current assets                           50,371
  Decrease in other assets                                  366,475
  Decrease in trade accounts payable                     (3,582,020)
  Increase in accrued liabilities                           893,184
Increase in advances from customers for uncompleted
projects                                                    809,924

    Net cash provided by operating activities            13,469,687

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment               (3,110,603)
Proceeds from sale of property, plant and equipment          32,727
Additions to notes receivable and advances to related
parties                                                  (6,886,986)
Payments on notes receivable and advances to related
parties                                                   3,390,500
Increase in cash surrender value of life insurance          (49,451)

    Net cash used in investing activities                (6,623,813)


CASH FLOWS FROM FINANCING ACTIVITIES
Increase in bank overdraft                                2,123,203
Net payments on bank notes payable                       (7,557,000)
Proceeds from notes payable to related parties               26,425
Distributions to stockholders                            (1,241,411)
Distributions to members                                    (44,469)
Payment for redemption of stock                             (89,322)

    Net cash used in financing activities                (6,782,574)

NET INCREASE IN CASH                                         63,300

CASH - October 1, 1995                                       37,435

CASH - September 30, 1996                                  $100,735

NOTE 1 -	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Combined Statements - The accompanying combined financial statements include the accounts of Visual Services, Inc. and VSI-AA,
L. L. C. (doing business as Advanced Animations), a limited liability company in which Visual Services, Inc. is a majority member (Note 2). Intercompany balances and transactions have been eliminated in combination.

Visual Services, Inc. provides administrative and data management services, creates, prints and prepares promotional materials and performs other marketing services. In addition, the Corporation provides product and leadership training and creates and produces video training products, industrial theater and meetings.

Advanced Animations designs and manufactures animated displays. Customers are primarily from the retail and entertainment industry.

Cash in Escrow - Certain amounts received from clients in advance are restricted and held in escrow until costs related to a specific job are incurred by the Corporation.

Inventory - Inventory, which consists of various raw materials and supplies, is recorded at the lower of cost, determined on a specific unit basis, or market.

Accumulated Costs of Uncompleted Programs - Accumulated costs of uncompleted programs are recorded at cost, determined on a specific job basis, and consist of applicable labor, materials, recoverable costs and overhead.

Property, Plant and Equipment - Property, plant and equipment are recorded at cost. Depreciation is computed principally using accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Revenue Recognition - Visual Services, Inc.?s customers are primarily automobile manufacturers. Revenue is recognized as jobs or individually identifiable phases are completed because all jobs are performed for a specified amount on the basis of a customer request or purchase order. Amounts so recognized are accumulated in unbilled accounts receivable and billed periodically or at completion of the applicable job or phase, depending upon the terms of the client?s purchase order. Unbilled receivables are expected to be collected within one year. Program freight and transportation expenses incurred by the Corporation are invoiced to customers at cost and are not included in revenue or program costs.

NOTE 1 -	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Advanced Animations records revenue on display contracts on the basis of the Corporation?s estimates of the percentage of completion of individual contracts. A percentage of completion of contract price determined by the ratio of incurred costs to total estimated costs is included in revenue and the incurred costs are charged against this revenue. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts that require the revision become known.
 At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

Income Taxes - Visual Services, Inc. elected S Corporation status, effective April 1, 1989, under which income will be taxed to its stockholders. Advanced Animations is a limited liability corporation whose income will be taxed to its members. Accordingly, no provision for income taxes has been made for the year ended September 30, 1996.

Retirement Plan - Visual Services, Inc. and Advanced
Animations have a voluntary retirement savings plan designed in accordance with Section 401(k) of the Internal
Revenue Code that covers all eligible employees. Employer contributions are discretionary and determined annually by management. Employer contributions amounted to $316,176 for the year ended September 30, 1996.

Equity Investment - During 1996, Visual Services, Inc. held an 11 percent interest in VSI Consulting, L.L.C. In addition, the majority stockholder of Visual Services, Inc., through indirect ownership, held an 89 percent interest in VSI Consulting, L.L.C. The investment in VSI
Consulting, L.L.C. has been accounted for under the equity method of accounting due to the Company?s ability to exercise significant influence over its operating and financial activities. Accordingly, the investment is carried at cost, adjusted for the Company?s proportionate share of earnings or losses For the year ended September
30, 1996, the Company recorded a loss under the equity method of $335,412, which has been netted against a note receivable due from VSI Consulting, L.L.C. (See Note 4).

Effective October 1, 1996, the Company increased its investment in VSI Consulting, L.L.C. from 11 percent to 99 percent.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -	ADVANCED ANIMATIONS

As discussed in Note 1, Advanced Animations is a limited liability corporation in which Visual Services, Inc. is a majority member. In accordance with the limited liability corporation agreement, profits and losses are allocated as follows:

Visual Services, Inc. is allocated 87.95 percent of members?
earnings annually. Losses, if any, are allocated 100 percent to Visual Services, Inc.

In addition, certain employees were given employment contracts that entitle them to participation in the earnings of Advanced Animations equal to 14 percent of earnings. These amounts have been accrued by Advanced
Animations as of the year ended September 30, 1996.


NOTE 3 -	AFFILIATES AND RELATED PARTY TRANSACTIONS

The majority stockholder of Visual Services, Inc. is the majority stockholder of Vispac, Inc., which provides warehousing and packaging operations for Visual Services, Inc. and other companies. Program costs and expenses
(including freight) provided by Vispac amounted to approximately $1,598,000 for the year ended September 30, 1996. The net amount due to Vispac, Inc., $707,908, is included in trade accounts payable at September 30, 1996.
The Corporation also provided administrative and management services to VISPAC, Inc. amounting to approximately
$132,000.

At September 30, 1996, VSI Consulting, L.L.C. (an unconsolidated investment of Visual Services, Inc.) held a 74 percent interest in Seventh Medium, Inc. During the year, Visual Services, Inc. had sales to Seventh Medium,
Inc. amounting to approximately $962,000. There were no significant trade accounts receivable at September 30, 1996.

In addition, the Corporation has guaranteed a commitment to purchase cable air-time for Seventh Medium, Inc., which expires in December 1997. The amounts are billed based on the amount of air time used and the number of viewing households. Total cable costs for the year ending December
31, 1997 are expected to approximate $8,000,000. Total cable costs for the nine months ended September 30, 1996 amounted to approximately $3,276,000. As of September 30, 1996, monthly cable costs approximated $380,000.

NOTE 4 -	NOTES RECEIVABLE AND ADVANCES - RELATED PARTIES

Notes receivable and advances from related parties at September 30, 1996 consist of the following:


Note receivable from a related unconsolidated
investment, bearing interest at 12% and due on
demand (net of the Company?s share of  losses
accounted for under the equity method of
accounting of $335,412)                                 $ 5,050,145

Note receivable from a stockholder, bearing
interest at 7 percent and due on demand                     174,336

Note receivable from a partnership related by
common ownership, bearing interest at 8 percent
and due on demand                                           929,669

Advances to officers                                        671,902

Advances to employees                                       198,834

            Total                                         7,024,886

            Less current portion                          1,974,741

            Long-term portion                            $5,050,145


NOTE 5 -	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at September 30, 1996 consist of the following:


                            ADVANCED      VISUAL
                           ANIMATIONS   SERVICES, INC.    TOTAL


Land                       $    -        $  150,000       $ 150,000
Building                        -           750,000         750,000
Furniture and equipment     1,182,530    16,828,339      18,010,869
Leasehold improvements        375,034     1,834,851       2,209,885
Automobiles                    29,190       120,625         149,815

      Total                 1,586,754    19,683,815      21,270,569

Less accumulated
depreciation and
amortization                  831,333    12,715,132      13,546,465

      Net carrying
      amount                $ 755,421    $6,968,683     $ 7,724,104

NOTE 5 -	PROPERTY, PLANT AND EQUIPMENT (Continued)

Depreciation expense amounted to $2,180,422 and $174,380 for Visual Services, Inc. and Advanced Animations, respectively.


NOTE 6 -	NOTES PAYABLE

Visual Services, Inc. has a bank line of credit permitting borrowings up to $21,000,000 at the bank?s prime rate (8.25 percent at September 30, 1996). Borrowings equal to or greater than $500,000 can be made for fixed periods of time at a fixed rate equal to the London Interbank Offered Rate
(LIBOR) plus 2.15 percent (LIBOR rate at September 30, 1996 was 5.4375 percent). The agreement expires May 31, 1997.
As of September 30, 1996, the Corporation had drawn
$6,636,000 on this line of credit at a rate of 7.57 percent.

The Corporation also has a second line of credit that permits borrowings up to $3,000,000 at the bank?s prime rate. The agreement expires June 25, 1998. As of
September 30, 1996, the Corporation had drawn $1,177,000 on this line of credit.

The loan agreements contain certain covenants that provide, among other things, that the Corporation maintain certain levels of net worth and working capital and that the ratio of total liabilities to net worth not exceed a certain amount.

At September 30, 1996, the Corporation has an unsecured note payable of $356,736 due to a stockholder of the Corporation. The note bears interest at 8 percent per annum and is payable upon demand.


NOTE 7 -	LEASES AND LEASE COMMITMENTS

Visual Services, Inc. has entered into several noncancelable lease agreements covering office equipment and real property. Rent expense under these lease agreements was approximately $1,996,000 for the year ended
September 30, 1996.

NOTE 7 -	LEASES AND LEASE COMMITMENTS (Continued)

The minimum lease payments for the remaining years under the above leases are as follows:

                             OFFICE         REAL
YEARS ENDING SEPTEMBER 30    EQUIPMENT      PROPERTY      TOTAL

        1997                 $  288,592    $ 2,385,398   $ 2,673,990
        1998                    225,215      2,680,312     2,905,527
        1999                    192,769      2,623,110     2,815,879
        2000                     24,574      2,264,636     2,289,210
        2001                       -         1,918,803     1,918,803
 2002 and thereafter               -         2,556,159     2,556,159


         Total               $  731,150    $14,428,418   $15,159,568


In addition, the Corporation has guaranteed an operating lease of a related company, Vispac, Inc. The lease expires on August 2000 and has a renewal option that extends from September 2000 through August 2005. The lease provides for monthly rental payments of approximately $29,700 plus real estate taxes.


NOTE 8 -	STOCK REDEMPTION AGREEMENTS

Visual Services, Inc. has various stock redemption agreements whereby the Corporation has the option to purchase common stock owned by minority stockholders.

Under the terms of the stock redemption agreements, the Corporation purchased 75 shares of Visual Services, Inc.
common stock from two stockholders for a price of $113,176.


NOTE  9 -	CASH FLOWS

Cash paid during the year ended September 30, 1996 for interest amounted to $1,086,979.

Visual Services, Inc. recorded a liability of $2,456,352 for declared but unpaid distributions to its stockholders.

Advanced Animations recorded a liability of $185,579 for required but unpaid distributions to its minority members.

There were no other significant noncash investing or financing activities during the year.

NOTE 10 -	SELF-INSURANCE PLAN

Effective January 1, 1994, the Corporation, in cooperation with an affiliate, became substantially self-insured for employee medical and dental claims. The policy year of the plan is October 1 to September 30. The Corporation has purchased stop-loss insurance for individual claims that exceed $75,000 annually, up to a maximum of $1,000,000. The approximate amount of employer contributions paid or accrued for the plan year ended
September 30, 1996 was as follows:


Visual Services, Inc.                            $ 1,085,000

Advanced Animations                                   96,000

VISPAC, Inc.                                         295,000


               Total                             $ 1,476,000


NOTE 11 -       MERGER OF COMPANY

Subsequent to September 30, 1996, VSI-AA, L.L.C. was merged with a publicly held company in which the majority stockholder of Visual Services, Inc. owned approximately
27 percent of the outstanding shares. VSI-AA, L.L.C. was converted into a C Corporation and merged with the publicly held company. In exchange, the members of VSI-
AA, L.L.C. received shares in the publicly traded company.

Board of Directors
Visual Services


We have audited the combined financial statements of Visual Services, Inc. and VSI-AA, L. L. C. (doing business as Advanced Animations) for the year ended September 30, 1996. Our audit was made for the purpose of forming an opinion on the combined financial statements taken as a whole. The information on page 14 is presented for the purpose of additional analysis and is not a required part of the combined financial statements. Certain costs and revenue have been allocated between divisions based on estimates. Although the methods of allocation used are considered appropriate, other methods could be used that would produce different amounts. This information has been subjected to the procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.







December 20, 1996

                           VISUAL SERVICES, INC.
             COMBINING DIVISIONAL DETAIL OF STATEMENT OF INCOME
                    YEAR ENDED SEPTEMBER 30, 1996

                            VSI                VSIC               AMS

                       AMOUNT    %         AMOUNT     %       AMOUNT    %

REVENUE
  Net sales        $ 47,022,725  98.5  $ 40,020,407  99.9 $  6,788,822  100.0
  Other income          708,223   1.5        35,987    .1        -


Total revenue        47,730,948 100.0    40,056,394 100.0    6,788,822  100.0

  Program costs      13,054,750  27.3    22,275,632  55.6    3,792,096   55.9

Net revenue          34,676,198  72.7    17,780,762  44.4    2,996,726   44.1


EXPENSES

  Salaries and wages 16,886,606  35.4    16,410,369  41.0    1,969,240   29.0
  Payroll and other
  taxes               2,316,494   4.9       304,545    .7       58,111     .8
  Employee benefits   1,476,828   3.1         8,913     -        7,131     .1
  Office and equipment
  rentals             1,351,006   2.8       532,764   1.3      112,580    1.7
  Speculative art       209,193    .4       224,848    .6       13,295     .2
  Depreciation and
  amortization        2,070,736   4.3        30,000    .1       90,000    1.3
  Other selling,
  administrative,
  promotion and general
  expenses            3,767,453   7.9       434,371   1.1      120,238    1.8

    Total expenses   28,078,316  58.8    17,945,810  44.8    2,370,595   34.9

OPERATING INCOME
(LOSS)                6,597,882  13.9      (165,048)  (.4)     626,131    9.2

OTHER INCOME (EXPENSE)

  Equity in earnings of
  unconsolidated
  investment           (335,412)  (.7)          -                  -

  Loss on sale of
  property and
  equipment             (13,809)  (.1)          -                  -

  Interest income       681,578   1.4           -                  -

  Interest expense   (1,067,213) (2.2)          -             (114,000)  (1.7)

NET INCOME (LOSS)   $ 5,863,026  12.3     $(165,048)  (.4)   $ 512,131    7.5

                           VISUAL SERVICES, INC.
             COMBINING DIVISIONAL DETAIL OF STATEMENT OF INCOME
                    YEAR ENDED SEPTEMBER 30, 1996

                  TOTAL VISUAL    ADVANCED
                  SERVICES, INC.  ANIMATIONS   ELIMINATIONS       TOTAL

                  AMOUNT   %    AMOUNT     %      AMOUNT      AMOUNT      %
REVENUE
 Net sales    $93,831,954  99.2 6,213,229 100.0 (1,239,919) $98,805,264 100.0
 Other income     744,210    .8     -       -     (408,000)     336,210    .3
Total revenue  94,576,164 100.0 6,213,229 100.0 (1,647,919)  99,141,474 100.0
Program costs  39,122,478  41.4 1,630,549  26.2 (1,239,919)  39,513,108  39.9
Net revenue    55,453,686  58.6 4,582,680  73.8   (408,000)  59,628,366  60.1

EXPENSES
  Salaries and
  wages        35,266,215  37.3 1,622,951  26.1       -      36,889,166  37.2
  Payroll and other
  taxes         2,679,150   2.8   152,635   2.5       -       2,831,785   2.9
  Employee
  benefits      1,492,872   1.6   124,746   2.0       -       1,617,618   1.6
  Office and equipment
  rentals       1,996,350   2.1   109,483   1.8    (90,000)   2,015,833   2.0
  Speculative art 447,336    .5     4,220    .1       -         451,556    .5
  Depreciation and
  amortization  2,190,736   2.3   174,380   2.8       -       2,365,116   2.4
  Other selling,
  administrative,
  promotion and general
  expenses      4,322,062   4.6   909,576  14.6   (318,000)   4,913,638   4.9

Total expenses 48,394,721  51.2 3,097,991  49.9   (408,000)  51,084,712  51.5

OPERATING INCOME
(LOSS)          7,058,965   7.4 1,484,689  23.9        -      8,543,654   8.6

OTHER INCOME (EXPENSE)
  Equity in earnings of
  unconsolidated
  investment     (335,412)  (.7)     -                 -       (335,412)  (.3)

  Loss on sale of
  property and
  equipment       (13,809)  (.1)     -                 -        (13,809)  (.1)

  Interest income 681,578    .7    55,389    -     (55,389)     681,578    .7

  Interest
  expense      (1,067,213) (2.2)     -             (55,389)  (1,125,824) (1.2)


NET INCOME
(LOSS)        $ 6,210,109   6.6 1,540,078  24.8        -      7,750,187   7.8

Pro forma Financial Statements            Exhibit 7.6
VSI Holdings, Inc. and Vispac Inc.
Year ended September 30,  1996
                              VSI Holdings  Visual Services,INC  CONSOLIDATED
                            SEPT. 30, 1996    SEPT. 30, 1996    SEPT. 30, 1996
               ASSETS
     CURRENT ASSETS

 Cash and cash in escrow           252,000            797,000       1,049,000
 Accounts and Notes
 Receivable                      8,783,000         26,005,000      34,788,000
 less allowance for doubtful      (100,000)                 0        (100,000)
 Net Receivable                  8,683,000         26,005,000      34,688,000
 Inventory                       3,845,000                  0       3,845,000
 Notes receivable                  393,000          1,935,000       2,328,000
 Costs in excess of billings on
 uncompleted contracts             702,000          3,161,000       3,863,000
 Prepaid expenses & other
 current assets                    605,000            238,000         843,000
 Total current assets           14,480,000         32,136,000      46,616,000

    PROPERTY AND EQUIPMENT       5,360,000          6,969,000      12,329,000

    OTHER  ASSETS                   61,000          1,109,000       1,170,000

    NOTES RECEIVABLE               384,000          5,050,000       5,434,000

                                20,285,000         45,264,000      65,549,000

        LIABILITIES AND EQUITY

    CURRENT LIABILITIES

 Accounts payable & Bank
 overdraft                       5,584,000         10,570,000      16,154,000
 Accrued liabilities             1,608,000          2,025,000       3,633,000
 Notes payable                   4,633,000          8,170,000      12,803,000
 Unpaid member distributions     2,068,000         18,062,000      20,130,000
 Customer credits                  105,000          2,151,000       2,256,000
 Current portion of bond payable   104,000                  0         104,000
 Total current liabilities      14,102,000         40,978,000      55,080,000

      NOTES PAYABLE              1,152,000                          1,152,000

      BOND PAYABLE                 748,000                  0         748,000

         EQUITY

  Common stock                      67,000                  0          67,000
  Additional paid-in capital     7,138,000          4,286,000      11,424,000
  Retained earnings (deficit)   (1,494,000)                 0      (1,494,000)

                                 5,711,000          4,286,000       9,997,000
  Less treasury stock           (1,494,000)                        (1,428,000)

       Total equity              4,283,000          4,286,000       8,569,000

Pro forma Financial Statements            Exhibit 7.6
VSI Holdings, Inc. and Vispac Inc.
Year ended September 30,  1996
                              VSI Holdings  Visual Services,INC  CONSOLIDATED
                            SEPT. 30, 1996    SEPT. 30, 1996    SEPT. 30, 1996

     NET SALES                  44,875,000         92,928,000     137,803,000
     COST OF GOODS SOLD         24,284,000         36,076,000      60,360,000

     Gross profits              20,591,000         56,852,000      77,443,000

     OPERATING EXPENSES

     Selling, general,
     and administrative         19,234,000         47,602,000      66,836,000
     Depreciation and
     amortization                1,025,000          2,191,000       3,216,000
     Store closing costs           754,000                            754,000
       Total operating expenses 20,013,000         49,793,000      70,806,000

     OPERATING INCOME (LOSS)      (422,000)         7,059,000       6,637,000

     OTHER EXPENSE (INCOME)
     Interest and other income    (320,000)          (277,000)       (597,000)
     Interest expense              504,000          1,126,000       1,630,000
       Total other expense (income)184,000            849,000       1,033,000

     Income (loss) before income
     taxes                        (606,000)         6,210,000       5,604,000

     Provision for taxes                 0         (2,365,000)     (2,365,000)

     Utilization of tax loss
     carryforwards                       0                          2,365,000

     NET INCOME                   (606,000)         3,845,000       5,604,000



     Earnings (loss) per share      ($0.03)                           $0.17

     Shares outstanding          18,321,287                        32,627,002

Note: The above has been adjusted to reflect the acquisition of Advanced Animations, Inc. by VSI HOLDINGS, INC from Visual Services, Inc. on February 1, 1997. Shareholder equity has been adjusted to indicicate the effect of the sub "S" distribution of earnings.